CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report dated March 1, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Cognizant Technology Solutions Corporation's Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP

New York,
New York June 6, 2017